Exhibit 23.11



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Iron Mountain Incorporated on Form S-3 of our report dated March 24, 2000 on Data Storage Center, Inc.'s consolidated financial statements included in Iron Mountain Incorporated's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




                                                 /s/ DELOITTE & TOUCHE LLP


Jacksonville, Florida
January 17, 2001